UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

ALIMERA SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6120 Windward Parkway
Suite 290
Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment No. 1 to Securities Purchase Agreement

On September 21, 2012, Alimera Sciences, Inc. (the “Company”) and a group of institutional investors, including both existing and new investors (collectively, the “Investors”) agreed to amend the terms of the Securities Purchase Agreement dated July 17, 2012 by and among the Company and the Investors (the “Original Purchase Agreement”), and entered into Amendment No. 1 to the Original Purchase Agreement (the “Amendment”). The Original Purchase Agreement, as amended by the Amendment, is referred to herein as the “Purchase Agreement”.

The Company and the Investors also agreed to revise certain of the powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock, which will be set forth in the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”), to be filed with the Secretary of State of the State of Delaware prior to the closing of the transactions contemplated by the Purchase Agreement.

The Certificate of Designation will provide that the initial conversion price of $2.91 of the Series A Preferred Stock will be subject to adjustment based on the occurrence or non-occurrence of certain events, in addition to certain customary price based anti-dilution adjustments. The conversion price will be adjusted as follows (collectively, the “NICE Guidance Adjustments”):

•

the then-effective conversion price shall be automatically increased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) as of the date on which the National Institute for Health and Clinical Excellence in the United Kingdom (“NICE”) issues final guidance (following the review of a Patient Access Scheme (as commonly used by NICE) if required) recommending ILUVIEN (a “Positive Guidance”) provided that such Positive Guidance is issued on or before June 30, 2013;

•

the then-effective conversion price shall be automatically decreased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) on July 1, 2013, if ILUVIEN has not received Positive Guidance on or before June 30, 2013; and

•

the then-effective conversion price shall be automatically decreased by $0.25 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) as of the date, on or prior to June 30, 2013, on which: (A) NICE issues final unappealable guidance (following the review of a Patient Access Scheme) failing to recommend ILUVIEN (a “Negative Guidance”) or (B) on which the Corporation ceases to seek NICE approval of ILUVIEN. For the avoidance of doubt, the issuance of a Final Appraisal Determination (as commonly used by NICE) by NICE prior to the review of a Patient Access Scheme is not final guidance for these purposes.

The Certificate of Designation and the Amendment also provide for the following:

•

In the event of either (a) an acquisition of the Company or (b) an automatic conversion of the Series A Preferred Stock into the Company’s common stock (the “Common Stock”) pursuant to the terms of the Certificate of Designation, in each case prior to the determination of the Final Guidance Price, then the conversion price shall be $2.91, subject to certain customary price based anti-dilution adjustments;

•

Any voluntary conversion by the holder of Series A Preferred Stock into Common Stock at any time prior to the determination of the Final Guidance Price shall be at $3.16, subject to certain customary price based anti-dilution adjustments;

•

The adjustments to the conversion price for purposes of the price based anti-dilution adjustments shall be determined by reference to an assumed conversion price which does not take into account adjustments made in connection with the NICE Final Guidance; (i.e., for purposes of the anti-dilution provisions, $2.91 shall be the initial assumed conversion price from which anti-dilution adjustments will be determined);

•

The Series A Preferred Stock will vote on any matter presented to the stockholders of the Company on an as-converted basis based on a conversion price equal to $2.95 (as adjusted for stock splits, combinations, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock).

•

The Units consisting of one share of Series A Preferred Stock and a warrant to purchase up to 0.30 shares of Series A Preferred Stock will be issued to the Investors in a private placement transaction; and

•

The closing of the transactions contemplated by the Purchase Agreement remain subject to the receipt of approval of the Company’s stockholders (as required under the applicable regulations of The NASDAQ Global Market (“NASDAQ”)) and certain other customary closing conditions. The Amendment reduced the number and scope of the closing conditions.

Except as otherwise set forth in the Amendment, the remainder of the Original Purchase Agreement remains in full effect.

A copy of the Original Purchase Agreement was filed as Exhibit 10.36 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2012 and is incorporated herein by reference. The foregoing description of the Original Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Copies of the Amendment and the form of Certificate of Designation will be filed with the Securities and Exchange Commission as annexes to supplemental proxy materials which the Company intends to make available to its stockholders and will be filed as Exhibit 10.37 and Exhibit 3.5, respectively, to a Current Report on Form 8-K following the closing of the transactions contemplated by the Purchase Agreement. The foregoing description of the material terms of the Amendment and the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to such annexes and exhibits.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 20, 2012, the Company adjourned its special meeting of stockholders, which was originally scheduled to be held on September 20, 2012 for the purposes of approving the Transaction (the “Special Meeting”) until October 1, 2012 in order to give stockholders the ability to review the amended terms of the Transaction before voting on the proposal at the Special Meeting to approve the issuance of Series A Preferred Stock convertible into the Company’s Common Stock under circumstances which require stockholder approval pursuant to applicable NASDAQ Listing Rules.

In connection with the Transaction, the Company filed a definitive proxy statement with the Securities and Exchange Commission on August 24, 2012 and will file supplemental materials with the Securities and Exchange Commission. Investors and security holders are urged to read the definitive proxy and the supplemental materials because they contain important information about the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

Dated: September 21, 2012